Exhibit 24(b)(6)

                             DISTRIBUTION AGREEMENT
                                     between
                               BRAZOS MUTUAL FUNDS
                                       and
                        RODNEY SQUARE DISTRIBUTORS, INC.

       THIS DISTRIBUTION AGREEMENT is made as of the ____ day of _______________, 1996, between Brazos Mutual Funds, a Delaware business trust (the "Trust"), having its principal place of business in Dallas, Texas, and Rodney Square Distributors, Inc., a corporation organized under the laws of the State of Delaware (the "Distributor"), having its principal place of business in Wilmington, Delaware.

       WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and offers for sale one or more series ("Series") of shares of beneficial interest;

       WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

       WHEREAS, at the present time, the Trust has established two Series, each of which consisting of one class of shares, and the Trust may establish additional Series and/or classes in the future; and

       WHEREAS, the Trust desires to avail itself of the services of the Distributor, with such assistance from its affiliates as the latter may provide; and the Distributor is willing to furnish such services to the Trust with respect to each of the Series listed on Schedule A to this Agreement (each a "Fund" or collectively "Funds") on the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. Sale of Shares. The Trust grants to the Distributor the right to sell shares of beneficial interest in all Series of the Trust, now or hereafter created (the "Shares"), on its behalf during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and of the laws governing the sale of securities in various states (the "Blue Sky Laws") under the following terms and conditions: the Distributor (i) shall have the right to sell, as agent on behalf of the Trust, Shares authorized for issue and registered under the 1933 Act; (ii) may sell Shares under offers of exchange, if available, between and among the funds distributed by Distributor and advised by Rodney Square Management Corporation or Wilmington Trust Company; and (iii) shall sell such Shares only in compliance with the terms set forth in the Trust's currently effective registration statement. Distributor may enter into selling agreements with selected dealers and others for the sale of Trust Shares, and will act only on its own behalf as principal in entering into such selling agreements.

2. Sale of Shares by the Trust. The rights granted to the Distributor shall be non-exclusive in that the Trust reserves the right to sell its Shares to investors on applications received and accepted by the Trust. Further, the Trust reserves the right to issue Shares in connection with (a) the merger or consolidation, or acquisition by the Trust through purchase or otherwise, with any other investment company, trust or personal holding company; and (b) a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split-up.

3. Shares Covered by this Agreement. This Agreement shall apply to issued Shares of all Series of the Trust, Shares of all Series of the Trust held in its treasury in the event that in the discretion of the Trust treasury Shares shall be sold, and Shares of all Series of the Trust repurchased for resale.

4. Suspension of Sales. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for Shares shall be processed by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and the Distributor's authority to process orders for Shares on behalf of the Trust if, in the judgment of the Trust, it is in the best interests of the Trust to do so. Suspension will continue for such period as may be determined by the Trust. In addition, the Distributor reserves the right to reject any purchase order.

5. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for Shares of the Trust. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. Distributor agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided for shareholders of the Trust are correct.

6. Authorized Representations. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or Statements of Additional Information ("SAIs") filed with the Securities and Exchange Commission under the 1933 Act (as those registration statements, Prospectuses and SAIs may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. Distributor will furnish or cause to be furnished copies of such sales literature or other material to the President of the Trust or his designee, and will provide him with a reasonable opportunity to comment on the same. Distributor agrees to take appropriate action to cease using such sales literature or other material to which the Trust reasonably objects as promptly as practicable after receipt of the objection.

7. Portfolio Securities. Portfolio securities of every Series of the Trust may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of any Series of the Trust. However, all sums of money received by the Distributor as a result of such purchases and sales or as a result of such participation must, after reimbursement of actual expenses of the Distributor in connection with such activity, be paid over by the Distributor to or for the benefit of the applicable Series.

8. Registration of Shares. The Trust agrees that it will take all action necessary to register Shares under the 1933 Act (subject to the necessary approval, if any, of its shareholders) so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of each series of the Trust.

9.     Expenses, Compensation and Reimbursement

(a)    The Trust shall pay all fees and expenses:

       (i) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its Shares;
       (ii) in connection with the registration and qualification of Shares for sale in the various states in which the Board of Trustees (the "Trustees") of the Trust shall determine it advisable to qualify such Shares for sale (including registering the Trust or Series as a broker or dealer or any officer of the Trust as agent or salesperson in any state);
       (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Trust in their capacity as such; and
       (iv) of preparing, setting in type, printing and mailing Prospectuses, SAIs, and any supplements thereto, sent to existing shareholders.

(b)    The Distributor shall pay expenses of:

       (i) printing and distributing Prospectuses, SAIs and reports prepared for its use in connection with the offering of the Shares for sale to the public;
       (ii)   any other literature used in connection with such offering; and
              (iii) advertising in connection with such offering.

(c) In addition to the services described above, Distributor will provide services including assistance in the production of marketing and advertising materials for the sale of Shares of the Trust and their review for compliance with applicable regulatory requirements; entering into dealer agreements with broker-dealers to sell Shares of the Trust and monitoring their financial strength and contractual compliance; and providing, directly or through its affiliates, certain investor support services, personal service, and the maintenance of shareholder accounts.

(d) In connection with the services to be provided by the Distributor under this Agreement, the Distributor shall receive reimbursement from the Trust's investment adviser for fees and expenses previously agreed to by the Adviser (which may include, without limitation, reimbursement for the expenses incurred pursuant to Section 9(b) hereof).

10.    Indemnification.

(a) The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act and/or
       Section 20(a) of the Securities Exchange Act of 1934 (the "1934 Act") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Trust or any of its employees or representatives, or based upon the grounds that the registration statements, Prospectuses, SAIs, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made therein not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the

       Trust in writing by or on behalf of the Distributor. In no case (i) is the indemnity of the Trust in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this Section 10(a) with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought other than on account of its indemnity agreement contained in this
       Section 10(a). The Trust shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Trust elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or person or persons defendant or defendants in the suit. In the event the Trust elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the Shares.

(b) The Distributor also covenants and agrees that it will indemnify and hold harmless the Trust and each of the members of its Trustees and officers and each person, if any, who controls the Trust within the meaning of
       Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense, and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or representatives, or alleging that the registration statements, Prospectuses, SAIs, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made therein not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Trust or any person indemnified to be deemed to protect the Trust or any person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section 10(b) with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or any such person or after the Trust or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought other than on account of its indemnity agreement contained in this Section 10(b). In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Trust, to its officers and Trustees and to any controlling person(s) or any defendants(s) in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Trust or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Trust, its officers or Trustees, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

11. Effectiveness, Termination, etc. This Agreement shall become effective on the day and year first written above, and unless terminated as herein provided, shall continue in force for one (1) year from the date of its execution, and thereafter from year to year, provided continuance after the one (1) year period is approved at least annually by either (i) the vote of a majority of the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust, who have no direct or indirect financial interest in the operation of any Rule 12b-1 Plan of the Trust or any agreements related to any such Plan and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this Section 12, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty by vote of a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of any Rule 12b-1 Plan of the Trust or any agreements related to any such Plan, or by vote of a majority of the outstanding voting securities of the Trust, on not more than sixty (60) days' written notice to the Trust. This Agreement may be terminated by the Distributor upon not less than sixty (60) days' prior written notice to the Trust.

12. Notice. Any notice under this Agreement shall be given in writing addressed and hand delivered or sent by registered or certified mail, postage prepaid, to the other party to this Agreement at its principal place of business.

13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware.

15. Shareholder Liability. The Distributor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of such series. The Distributor further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a series of the Trust, nor from the Trustees or any individual Trustee of the Trust.

16. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                        BRAZOS MUTUAL FUNDS


                                        By:   _____________________________
                                              Name, Title


                                        RODNEY SQUARE DISTRIBUTORS, INC.


                                        By:   _____________________________
                                              Jeffrey O. Stroble, President


Acknowledgment as to reimbursement with respect to marketing expenses of Rodney Square Distributors, Inc. as Distributor.

JOHN McSTAY INVESTMENT COUNSEL, as Investment Adviser


By: _____________________
     Name, Title

Date:

                        RODNEY SQUARE DISTRIBUTORS, INC.

               SELECTED DEALER AGREEMENT FOR NON-PROPRIETARY FUNDS

         THIS SELECTED DEALER AGREEMENT is made as of the _____ day of _______________, 1996, between Rodney Square Distributors, Inc. ("RSD") and the broker-dealer listed in Schedule B ("BD").

         WHEREAS, each company listed on Schedule A hereof (each a "Fund" and collectively, the "Funds") is registered under the Investment Company Act of 1940 (the "1940 Act"), as amended as an open-end management investment company and each Fund is authorized to issue one or more series of shares of common stock or beneficial interest, as the case may be ("Shares");

         WHEREAS, RSD is the exclusive distributor of the Shares pursuant to certain agreement(s) with the (respective) Fund(s); and

         WHEREAS, BD desires to serve as a selected dealer for the Shares;

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed among the parties as follows:

1. Purchase of Shares. BD may, from time to times purchase Shares from RSD in accordance with the terms of this Agreement. In connection with each such purchase, BD shall act as principal for its own account; BD shall have no authority to act as agent for RSD or any of the Funds. BD agrees that it shall purchase Shares only from RSD, either directly or through a securities dealer, such as Fund/Serv ("Clearing Broker") with which BD and RSD have established clearing arrangements. BD agrees to purchase Shares of the Funds only in transactions contemplating the simultaneous resale of such Shares to investors and in no event shall BD place orders for Shares unless it has already received customers orders to purchase Shares at the applicable Public Offering Price.

2. Acceptance of Purchase Orders. Orders received from BD for the purchase of Shares ("Purchase Orders") shall be accepted by RSD only at the price ("Public Offering Price") set forth in the then effective prospectus used in connection with the sale of such shares (the "Prospectus"). Purchase Orders shall be handled in accordance with such oral or written instructions that RSD may forward to BD from time to time and shall be subject to procedures relating to the purchase of Shares disclosed in the Prospectus. Purchase Orders for Shares of the "Money Market Funds" as listed in Schedule A must be received together with full payment in Federal Funds. Payment for Shares of the "Load Funds" as listed in Schedule A must be received by RSD within three business days after receipt of the Purchase Order. RSD reserves the right, from time to time and in our sole discretion, to limit the aggregate orders for Shares of the Load Funds placed by BD for which payment has not yet been received. In addition, all orders are subject to acceptance or rejection by RSD or the relevant Fund in the sole discretion of either. Purchase Orders shall be subject to receipt by the Funds' Transfer Agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Prospectus.

3. Dealer Reallowance. BD shall receive compensation in connection with the sale of Shares of Load Funds in the form of dealer reallowances at the percentage of the Public Offering Price applicable to Shares purchased by BD, specified in the Prospectus. It is understood that the

         Public Offering Price may reflect variations in sales charges, if any, applicable to the sales of such Shares in accordance with certain purchase plans set forth in such Prospectus. BD agrees that it will apply any such variations uniformly to all offerees in accordance with the provisions of the Prospectus and will not combine customer orders to reach "breakpoints" established in the Prospectus unless expressly permitted by the Prospectus or in writing by RSD or withhold any customer order so as to profit therefrom. BD agrees and understands that dealer reallowances will be paid based upon the schedule set forth in the Prospectus and that, in accordance with such schedule, dealer reallowances will be lower in the case of purchases to which reduced sales charges apply. However, where the reduced sales charge is in connection with a letter of intent, adjustment to a higher dealer reallowance will be made to reflect actual purchases by the investor if investor should fail to fulfill the letter of intent. No dealer reallowances shall be payable in respect of Load Fund Shares purchased through reinvestment of dividends or distributions or with respect to Load Fund Shares purchased in exchange for other Shares unless specifically set forth in the Prospectus. If any Load Fund Shares sold to BD under the terms of this Agreement are tendered for redemption or repurchase within seven business days after the date of confirmation to BD of its purchase order therefor, BD agrees to pay forthwith to RSD the full amount of the dealer reallowance on the original sale.

4. Redemptions, Repurchases and Exchanges. Orders for the redemption or repurchase of Shares ("Redemption Orders") as well as exchange requests shall be handled in accordance with procedures set forth in the Prospectus and, to the extent consistent with the Prospectus, oral or written instruction forwarded to BD by RSD from time to time. RSD will, upon request assist BD in processing Redemption Orders and exchange requests. All such orders and requests are subject to the timely receipt by the Funds' Transfer Agent of all required documents in good order. If such documents are not received within a reasonable time after the order or request is placed, it will be subject to cancellation, in which case BD agrees to be responsible for any resulting loss incurred by RSD or the Funds.

5. Compliance with Securities Laws. BD shall not offer or sell any Shares except under circumstances that will result in compliance with the applicable federal and state securities laws. In connection with sales and offers to sell Shares, BD will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related statement of additional information ("SAI"). RSD shall, upon request, supply BD with reasonable quantities of Prospectuses and SAIs for its use in connection with the offer and sale of the Shares. BD shall will not furnish to any person any information in connection with the sale of Shares that is inconsistent in any respect with the information contained in such Prospectus or SAI.

         RSD shall, from time to time, inform BD as to the states and jurisdictions in which RSD believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. BD agree that it will not offer or sell Shares in any state or jurisdiction in which such Shares are not registered, unless any such offer or sale is made in a transaction that qualifies for an exemption from such registration. BD agrees to indemnify RSD and the Fund(s) against any claim, liability, expense or loss in any way arising out of any sale or exchange of Shares by BD in any state or jurisdiction in which Shares are not so registered or qualified.

         BD hereby agrees to maintain all records required by law relating to transactions on the Shares, and upon the request of RSD, or of the Funds, promptly make such of these records available to RSD or the Funds' Administrator as are requested. In addition BD hereby agrees to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with RSD and the Funds' Administrator, to enable the Funds to identify the location, type of, and sales to all accounts opened and maintained by BD's customers or by BD on behalf of BD's customers.

         BD hereby agrees to abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and all applicable federal and state laws. Reference is specifically made to Section 26 of
         Article III of such Rules, which Section is incorporated herein by reference. RSD assumes no responsibility in connection with the registration of the BD under the laws of the various states or under federal law or BD's qualification under any such law to offer or sell Shares. BD agrees to indemnify RSD and the Fund(s) against any claim, liability, expense or loss in any way arising out of any sale or exchange of Shares by BD in any state or jurisdiction in which BD is not so registered or qualified.

         The signing of this Agreement and the purchase of Shares pursuant hereto is a representation to RSD that BD is a member in good standing of the NASD and a properly registered broker-dealer under the 1934 Act. This Agreement shall terminate automatically in the event of BD ceases to be a member in good standing of the NASD or upon the occurrence of any event adversely affecting BD's registration as a broker-dealer under the 1934 Act

         BD represents and warrants that it is a member of the Securities Investor Protection Corporation (SIPC) in good standing and agrees to notify RSD of any changes in BD's status with the SIPC. Notwithstanding the aforementioned, BD agrees to make a notation on all confirmations for transaction stating that it is not a member of the SIPC as required by Rule 10b-10 of the 1934 Act.

6. Use of Sales Materials. BD shall not use any advertising or sales materials of any kind relating to the Funds or using the name of the Funds or RSD or any affiliate of either unless such material is provided to BD by RSD or unless BD has obtained the prior written consent of RSD. Neither BD nor any other person is authorized to make any representation in connection with the offer and sale of the Shares except those contained in the Prospectus and SAI or as expressly authorized in writing by RSD. If BD should make any such unauthorized representation, or use, or cause others to use, advertising or sales material not provided to BD by RSD or without RSD's prior approval, BD shall indemnify RSD and the (relevant) Fund from and against any and all claims, liability, expense or losses in any way arising out of or in any way connected with such representation.

7. Confirmations. BD agrees to send confirmations of orders to its customers as required by Rule 10b-10 of the Securities Exchange Act of 1934 (the "1934 Act") and agrees to pay any costs in connection therewith. BD agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided by it on behalf of investors are correct.

8. Suspension of Sales; Amendments. RSD shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the continuous offering of Shares; in particular and without limitation, the right in its discretion and without notice to BD to suspend sales or withdraw the offering of Shares. Upon notice to BD, RSD may amend this Agreement and BD agrees that any Purchase Order placed by it after notice of any amendment to this Agreement has been sent to BD shall constitute its agreement to such amendment.

9. Distribution Fees Pursuant to Rule 12b-1 Plans. BD shall be entitled to receive distribution fees in connection with its sales and promotional efforts hereunder in accordance with any Plan of Distribution adopted by the Fund. Such fees shall be payable in the amounts and in the manner set forth in Schedule C to this agreement, which Schedule is expressly incorporated herein.

10. No Agency Created. Nothing in this Agreement shall be deemed or construed to make BD an employee, agent, representative or partner of any of the Funds or of RSD, and BD is not authorized to act for RSD or for any Fund or to make any representations on RSD's or the Funds' behalf. BD acknowledges that this Agreement is not exclusive and that RSD may enter into similar arrangement with others. BD and RSD agree that each will be responsible for its own expenses in connection with its activities hereunder and each will be responsible for complying with the federal and state laws governing the operation of their respective business and the NASD Rules.

11. Termination and Assignment. This Agreement shall also be terminable without penalty upon thirty (30) days' written notice to RSD by BD and upon ten (10) days' written notice to BD by RSD; provided, however, that any termination of this Agreement by operation of this Section 11 shall not affect any unpaid obligations under Sections 2, 3 or 9 of this Agreement or the liability, indemnity and legal fee provisions of Sections 5, 6, 12 and 17 of this Agreement. This Agreement shall not be assignable by any of the parties hereto. Nothing in this Agreement is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, other than those expressly set forth herein.

12. Legal Fees. If any claims are asserted against RSD or the Funds regarding claims to which BD has indemnified these parties herein, the parties shall have the right to engage in their own defense, including the selection and engagement of counsel of their choosing and all costs of such defense shall be borne by BD.

13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to RSD, at 1100 N. Market Street, Wilmington, Delaware, 19890; if to BD at the address listed on Schedule B.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements.

15. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws (without regard, however, to laws as to conflicts of law) of the State of Delaware.

16. Miscellaneous. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

17. Clearing Brokers. RSD acknowledges that BD may utilize the services of one or more Clearing Brokers with respect to purchases of Shares by BD's customers. BD acknowledges that this agreements authorizes only it, and not any Clearing Broker employed by BD, to offer or sell Shares under this Agreement. RSD agrees to accept Purchase Orders from any Clearing Broker that BD identifies to RSD in writing as authorized to place orders on BD's behalf, provided that BD agrees that RSD and the Funds shall be entitled to treat such orders as though they had been placed by BD directly. In addition, except where the context otherwise requires, references in this Agreement to BD shall be deemed to include references to any Clearing Broker employed by BD. BD agrees to cause any such Clearing Broker to abide by BD's obligations and agreements under this Agreement, and that BD's agreement with any such Clearing Broker will reflect the Clearing Broker's obligation to abide by such obligations and agreements. Neither RSD nor the Funds shall be liable hereunder to BD or to any Clearing Broker for any claim, liability, expense or loss in any way arising from BD's arrangements with such Clearing Broker, and BD agrees to hold RSD and the Funds harmless from and against any claim, liability, expense or loss in any way arising from the activities of the Clearing Broker in connection with Purchase Orders, Redemption Orders or exchange requests initiated by BD.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              RODNEY SQUARE DISTRIBUTORS, INC.



                              By: _____________________________
                                  Jeffrey O. Stroble, President



                              PEMBROOK SECURITIES, INC.


                              By: _____________________________
                                  (Name,Title)

                        RODNEY SQUARE DISTRIBUTORS, INC.

               SELECTED DEALER AGREEMENT FOR NON-PROPRIETARY FUNDS

                                   SCHEDULE A

No Load Funds
BRAZOS/JMIC Small/Emerging Growth Portfolio
BRAZOS/JMIC Real Estate Securities Portfolio

Load Funds
None

                        RODNEY SQUARE DISTRIBUTORS, INC.

               SELECTED DEALER AGREEMENT FOR NON-PROPRIETARY FUNDS

                                   SCHEDULE B

Pembrook Securities, Inc.
Address:                            5949 Sherry Lane, Suite 1560
                                    Dallas, Texas  75225

Attn:__________________________
Phone:_________________________
Fax:___________________________

                        RODNEY SQUARE DISTRIBUTORS, INC.

               SELECTED DEALER AGREEMENT FOR NON-PROPRIETARY FUNDS

                                   SCHEDULE C


Set forth below is a table of total sales charges or underwriting commissions and dealer concessions for the load funds. The Distributor may provide additional compensation to dealers in connection with sales of shares of the Fund(s).